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                                                                    EXHIBIT 99.1


For Immediate Release:

                         SUMMIT BROKERAGE SERVICES, INC.
                           ANNOUNCES CAPITAL INFUSION

         Melbourne, Florida - March 28, 2002 . . . . Summit Brokerage Services,
Inc. (OTCBB: SUBO) announced today that it raised approximately $3 million through the sale of approximately 12 million shares of its common stock in a recently completed private placement. Marshall T. Leeds, Chairman, commented that, "The Company is extremely pleased to have raised this capital during a period of weakness in the financial markets. I believe that our success in raising this capital is directly related to both the dedication of our management team as well as the numerous opportunities that exist to grow the firm through the acquisition of financial services assets, for which a portion of the proceeds are expected to be used." All shares sold in connection with the offering are subject to a lock-up agreement.

         Summit, which provides financial services through its network of over 100 financial advisors in over 50 locations throughout the United States, is a licensed, registered securities broker/dealer, and is a member of the National Association of Securities Dealers, Inc. (NASD) and the Securities Investor Protection Corporation (SIPC).

         For further information, please contact Steve Jacobs at (800) 257-6082 or 25 Fifth Avenue, Indialantic, Florida 32903.

         THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPECTED ARE DISCUSSED FROM TIME TO TIME IN REPORTS FILED BY SUMMIT WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING RISKS SUMMARIZED IN THE LATEST SUMMIT ANNUAL REPORT ON FORM 10-KSB. SUMMIT UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT FOR EVENTS OR CIRCUMSTANCES AFTER THE DATE ON WHICH SUCH STATEMENT IS MADE.